Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Finao Inc. on Form 10-KSB for the year ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof, I, Arnold Salinas, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: July 26, 2004

/S/ Arnold Salinas
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    Arnold Salinas
    Chief Executive Officer and
    Principal Accounting Officer